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                                                                Exhibit 23.1



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 7, 1997, accompanying the financial statements incorporated by reference or included in the Annual Report of Alrenco, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Alrenco, Inc. on Form S-8 (File No. 333-08915, effective July 26,
1996).

GRANT THORNTON LLP

Dallas, Texas
March 25, 1997